EX-99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

I, Scott B. Dubchansky, Chairman and President of Metropolitan West Funds (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:     11/26/2003                                                              /s/ Scott B. Dubchansky

                                                                                            Scott B. Dubchansky, Chairman and President

                                                                                            Principal Executive Officer

I, Joseph D. Hattesohl, Treasurer of Metropolitan West Funds (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:     11/26/2003                                                              /s/ Joseph D. Hattesohl

                                                                                            Joseph D. Hattesohl, Treasurer

                                                                                            Principal Financial Officer